Exhibit 32.1

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of BULLSnBEARS.com, Inc., (the "Company") on Form 10-K for the period ending December 31, 2012, as filed with the Securities and Exchange Commission (the "Report"), I, Nick Arroyo, Chief Financial Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	April 15, 2013	By:	/s/ Nick Arroyo
Nick Arroyo, Chief Executive Officer, Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.